EXHIBIT 1.2


                      MERRILL LYNCH, PIERCE, FENNER & SMITH
                                  INCORPORATED

                     PPLUS FLOATING RATE TRUST CERTIFICATES
                            PPLUS TRUST SERIES JPM-1

                                 TERMS AGREEMENT


                                                                  July 29, 2004
Merrill Lynch Depositor, Inc.
4 World Financial Center
North Tower, 7th Floor
New York, New York 10080
Attention:  Brian Barrett


Ladies and Gentlemen:

     We understand that Merrill Lynch Depositor, Inc., a Delaware corporation (the "Company"), proposes to issue and sell 1,000,000 PPLUS Floating Rate Trust Certificates PPLUS Trust Series JPM-1 (the "Trust Certificates") at a $25 Stated Amount per Certificate.

     Reference is made to the purchase agreement dated February 9, 1998 (the "Standard Purchase Agreement") between you and the undersigned. Subject to the terms and conditions set forth below and subject to the terms of the Standard Purchase Agreement which terms are incorporated by reference herein, we offer to purchase the principal amount of the Trust Certificates at the purchase price set forth below.

     The Certificates shall have the following terms:

Title:                                  PPLUS Floating Rate Trust Certificates
                                        PPLUS Trust Series JPM-1

Ratings:                                "A" from Standard & Poor's

Amount:                                 1,000,000 Trust Certificates

Trust Certificate Denominations:        Stated amount of $25.00 and integral
                                        multiples thereof

Currency of payment:                    U.S. dollars

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Distribution rate or formula:           Initial interest distribution amount
                                        rate shall be determined prior to the
                                        issuance of the trust certificates.
                                        Thereafter, the interest distribution
                                        amount rate will be calculated at a rate equal to 83% of the 10 Year CMT Rate, but in no event shall the interest distribution amount rate be less 3.25% or greater than 9.25%. The interest distribution amount rate will be reset quarterly on each distribution reset date and will be payable on each distribution date.

Cut-off Date:                           August 3, 2004

Distribution payment dates:             The fifteenth day of each March, June,
                                        September and December, commencing
                                        September 15, 2004.

Regular record dates:                   As long as the Underlying Securities are
                                        represented by one or more global
                                        certificated securities, the record day
                                        will be the close of business on the
                                        Business Day prior to the relevant
                                        distribution payment dates, unless a
                                        different record date is established for the Underlying Securities. If the
                                        Underlying Securities are no longer
                                        represented by one or more global
                                        certificated securities, the
                                        distribution payment date will be at
                                        least one Business Day prior to the
                                        relevant distribution payment dates.

Stated maturity date:                   March 15, 2014

Sinking fund requirements:              None

Conversion provisions:                  None

Listing requirements:                   Listed on the New York Stock Exchange

Black-out provisions:                   None

Fixed or Variable Price Offering:       Variable Price Offering

Trust Certificate Purchase Price:       $25.00 per Trust Certificate

Form: Book-entry Trust Certificates with The Depository Trust Company, except in certain limited circumstances.

Closing date and location:              August 3, 2004, Shearman & Sterling LLP,
                                        599 Lexington Avenue, New York, NY


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          Please accept this offer no later than 10:00 A.M. (New York City time)
on July 29, 2004 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                       Very truly yours,

                                       MERRILL LYNCH, PIERCE, FENNER & SMITH
                                         INCORPORATED



                                       By: /s/Michael F. Connor
                                           ------------------------------
                                              Authorized Signatory





Accepted:

MERRILL LYNCH DEPOSITOR, INC.



By: /s/Brian Barrent
   --------------------------
   Name:  Brian Barrett
   Title: President


                        [TERMS AGREEMENT SIGNATURE PAGE]